Exhibit 1.1

24,000,000 Shares

VEONEER, INC.

COMMON STOCK (PAR VALUE US$1.00)

UNDERWRITING AGREEMENT

May 22, 2019

May 22, 2019

Morgan Stanley & Co. LLC

      As representative of the several Underwriters

      named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Veoneer, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 24,000,000 shares of its common stock (par value US$1.00)) (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 3,600,000 shares of its common stock (par value US$1.00) (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. LLC, as representative of the several Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock (par value US$1.00) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

At the request of the Underwriters, a portion of the Shares (in an amount to be specified by the Underwriters) will be deposited by the Company pursuant to the Custodian Agreement, dated as of May 30, 2018 (the “Custodian Agreement”), between the Company and Skandinaviska Enskilda Banken AB (Publ), as Custodian (the “Custodian”), and delivered in the form of Swedish Depository Receipts (“SDRs”) to relevant non-U.S. person purchasers of the Shares that have requested receipt of SDRs, on the basis that such delivery of SDRs is permitted under applicable exemptions to Swedish prospectus requirements. The SDRs will be issued in accordance with the Custodian Agreement and the general terms and conditions under which the SDRs are issued and governed (the “General Terms and Conditions”). Unless the context otherwise requires, all references herein to Shares shall also be deemed to include SDRs.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to

Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

For the purposes of this Agreement, the term “subsidiary” includes any person accounted for by the equity method by the Company and for which separate financial statements are required by Item 3-09 of Regulation S-X (including Zenuity AB).

Concurrent with this Agreement, the parties have entered into an underwriting agreement (the “Concurrent Underwriting Agreement”), providing for the public offering (the “Concurrent Offering”) by the underwriters of the Concurrent Offering of convertible senior notes of the Company (the “Notes”). The Concurrent Offering is not conditioned on the offering of Shares pursuant to this Agreement and the offering of Shares pursuant to this Agreement is not conditioned on the Concurrent Offering.

The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include (but not be limited to) Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)    (i) Each document, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration

Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are (except as disclosed in the Time of Sale Prospectus) owned directly or indirectly by the Company, and are owned free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    The authorized capital stock of the Company and the SDRs conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)    The shares of Common Stock and SDRs outstanding prior to the issuance of the Shares and SDRs in accordance with this Agreement have been duly authorized and are validly issued, and (in the case of Common Stock) are fully paid and non-assessable, and (in the case of SDRs) are enforceable and the persons in whose names the SDRs evidencing such Common Stock are registered are entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions.

(i)    The Shares and SDRs have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares and SDRs will not be subject to any preemptive or similar rights.

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has already been obtained or may be required by (i) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) the rules and regulations of the NYSE and Nasdaq Stockholm with respect to the listing of the Shares or SDRs to be delivered pursuant to this Agreement, subject to the delivery of SDRs not exceeding the SDR Delivery Limit contemplated in Section 2.

(k)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)    The Company is not, and after giving effect to (i) the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and (ii) the offering and sale of Notes and the application of the proceeds thereof as described in the prospectus for the Concurrent Offering will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    No prospectus or other offering materials are required to be prepared, registered or used in connection with: (i) the offering of any Shares or SDRs, assuming that the Underwriters will not offer any Shares or SDRs in Sweden except as permitted under such exemptions from Swedish prospectus requirements for public offers; or (ii) in connection with the listing or admission to trading on Nasdaq Stockholm of any SDRs to be delivered pursuant to this Agreement, subject to the delivery of SDRs not exceeding the SDR Delivery Limit contemplated in Section 2.

(p)    The Common Stock is listed on the New York Stock Exchange and the SDRs are listed on Nasdaq Stockholm and the Company satisfies the ongoing eligibility requirements for such listings.

(q)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)    (i) None of the Company or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii)

neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)    (i) None of the Company, any of its subsidiaries, or, any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or

(B)    located, organized or resident in a country or territory with which dealings are broadly restricted or prohibited by Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)     to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory with which dealings are broadly prohibited by Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions, or in any country or territory with which dealings are broadly prohibited by Sanctions.

(w)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(y)    (i) The Company and its subsidiaries own or have the right to use all patents, inventions, copyrights, know how (including trade secrets and other proprietary or confidential information), trademarks, service marks and trade names or other intellectual property rights (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries currently infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by any third party; (vi) all employees or contractors who contribute or have contributed to the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to maintain the confidentiality of all confidential information and trade secret status of all such information intended to be maintained as a trade secret, in each case, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(z)     (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where failure to have, or to be in compliance with, such license would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(aa)    (i) The Company and each of its subsidiaries have complied in all material respects, and are presently in compliance in all material respects, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personally identifiable, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding non-compliance with any Data Security Obligation and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate any material non-compliance with any Data Security Obligation; and (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body is pending or, to the Company’s knowledge, has been threatened against the Company or any of its subsidiaries alleging any non-compliance with any Data Security Obligation.

(bb)    The Company and each of its subsidiaries have taken all reasonable precautions and implemented all appropriate technical and organizational measures, in accordance with standard industry practices, to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, unauthorized destruction, loss, unauthorized distribution, unauthorized use, unauthorized access, disablement, misappropriation, unauthorized modification, or other compromise or misuse of or relating to any Data or any information technology system used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach.

(cc)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ee)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ff)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ii)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the

Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“GAAP”) in the United States have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(jj)    No approval of the shareholders of the Company under the rules and regulations of any trading market (including the New York Stock Exchange and Section 312 of the Listed Company Manual and Nasdaq Stockholm) is required in relation to the offering of the Shares or the Concurrent Offering.

(kk)    Ernst & Young AB, who has certified certain financial statements of the Company and its subsidiaries and Zenuity AB and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries and Zenuity AB and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ll)    The consolidated financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of its operations and the consolidated changes in its cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in accordance with GAAP in the United States; the selected financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; the pro forma or adjusted financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including under the heading “Capitalization,” presents fairly in all material respects such information on a basis consistent with the consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus and gives effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and fairly presents in all material respects the transactions described in such information, and the adjustments used in such pro forma or adjusted financial information are appropriate to give effect to the transactions or circumstances described in such information; and all disclosures included in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(mm)    The consolidated financial statements (including the related notes thereto) of Zenuity AB included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of Zenuity AB as of the dates indicated and the consolidated results of its operations and the consolidated changes in its cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with GAAP in Sweden applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in accordance with GAAP.

(nn)    None of the Covered Tax Transactions (individually or in the aggregate) (A) result in the spin-off failing to qualify for tax-free treatment (including pursuant to section 355(e) of the Code) or (B) constitute a violation by the Company of any of the covenants set forth in Section 8 of the Tax Matters Agreement.

For purposes of this Agreement, the following definitions shall apply.

(i)    “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(ii)    “Covered Tax Transactions” means the offering and sale of the Shares and the Notes and any other transactions (if any) that are part of a “plan (or series of related transactions)” (within the meaning of section 355 of Code) with the spin-off.

(iii)    “spin-off” shall have the meaning ascribed to such term in the Registration Statement.

(iv)    “Tax Matters Agreement” means that certain Tax Matters Agreement by and between the Company and Autoliv, Inc., a Delaware corporation, dated as of June 28, 2018.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at US$16.8525 per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right, severally and not jointly, to purchase from the Company up to the number of Additional Shares set forth in Schedule I hereto opposite its name at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

With respect to all or a portion of the Shares to be purchased and sold hereunder on the Closing Date or on an Option Closing Date, the Representative, on behalf of the Underwriters, may elect, by notice given to the Company at least one business day prior to the Closing Date or relevant Option Closing Date, to have SDRs delivered and paid for hereunder in lieu of, and in satisfaction of, the Company’s obligation to sell to the Underwriters and the Underwriters’ obligation to purchase Shares, provided that the number of SDRs in respect of which such election may be made may not, on any notification date, exceed (A) 79,246,024 less (B) the number of SDRs outstanding on such notification date less (C) the number of SDRs (if any) in respect of which such election was made on any previous notification date, to the extent not already included in (B) (the “SDR Delivery Limit”). For the avoidance of doubt, there will be no offering of securities to the public as defined in Article 2.1(d) of Directive 2003/71/EC of the European Parliament and of the Council, and amendments thereto, including Directive 2010/73/EU (the “Prospectus Directive”), except as permitted under the applicable exemptions under the Prospectus Directive or Regulation (EU) 2017/1129 of the European Parliament and of the Council.

3.    Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public at US$17.50 a share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of US$ 0.38850 a share under the Public Offering Price.

4.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company, by wire transfer of Federal or other immediately available funds, against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 28, 2019, or at such other time on the same or such other date, not later than June 4, 2019 as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.” The Company shall notify the Underwriters in writing at least one (1) business day in advance of the Closing Date of the account to which funds shall be transferred pursuant to the foregoing.

Payment for any Additional Shares shall be made to the Company, by wire transfer of Federal or other immediately available funds, against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 8, 2019 as shall be designated in writing by the Representative. The Company shall notify the Underwriters in writing at least one (1) business day in advance of the Option Closing Date of the account to which funds shall be transferred pursuant to the foregoing.

The Firm Shares and Additional Shares, including in each case such Shares delivered at the Representative’s request in the form of SDRs in accordance with Section 2, shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares, including in each case such Shares delivered at the Representative’s request in the form of SDRs in accordance with Section 2, shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.    Conditions to Closing. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 pm (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Alston & Bird LLP, U.S. outside counsel for the Company, dated the Closing Date, to the effect that:

(i)    the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

(ii)    each Significant Subsidiary (as such term is defined in Rule 1-02(w) of the Commission’s Regulation S-X) of the Company incorporated in the United States is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

(iii)    the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv)    the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement (including Shares to be deposited pursuant to the Custodian Agreement), will be validly issued, fully paid and non-assessable, and the issuance of such

Shares will not be subject to any preemptive or similar rights arising under the certificate of incorporation of the Company, by-laws of the Company, the Delaware General Corporation Law or any agreement or other instrument binding upon the Company or any of its subsidiaries that is (i) listed as an exhibit to, or incorporated by reference into, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 or Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 or the Registration Statement, in each case pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K or (ii) described as a “material definitive agreement” (pursuant to Item 1.01 of Form 8-K) in any Current Report on Form 8-K filed by the Company between March 31, 2019 and the Closing Date;

(v)    this Agreement has been duly authorized, executed and delivered by the Company;

(vi)    the Custodian Agreement has been duly authorized, executed and delivered by the Company;

(vii)    the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is (i) listed as an exhibit to, or incorporated by reference into, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 or Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 or the Registration Statement, in each case pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (excluding contravention of financial ratios or tests) or (ii) described as a “material definitive agreement” (pursuant to Item 1.01 of Form 8-K) in any Current Report on Form 8-K filed by the Company between March 31, 2019 and the Closing Date, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary which judgment, order or decree is listed as an exhibit to such counsel’s opinion letter, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States that would be applicable to general business entities with respect to such performance is required for the performance by the Company of its obligations under this Agreement and the issuance and delivery of the Shares and the SDRs to be delivered under this Agreement, except such as has already been obtained or effected under the Securities Act and the Exchange Act or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the SDRs;

(viii)    the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Material U.S. Federal Tax Consequences” and “Description of Capital Stock,” (B) the Prospectus under the caption “Underwriting” and (C) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(ix)    the Company is not, and after giving effect to (i) the offering and sale of the Shares and SDRs and the application of the proceeds thereof as described in the Prospectus and (ii) the offering and sale of Securities and the application of the proceeds thereof as described in the prospectus for the Concurrent Offering will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(x)    (A) in the opinion of such counsel, (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(v), 5(c)(viii) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under “Underwriting”) and 5(c)(x)(A)(2), 5(c)(x)(B)(1), 5(c)(x)(B)(2) and 5(c)(x)(B)(3) above.

(e)    The Underwriters shall have received on the Closing Date an opinion of Lars Sjöbring, Executive Vice President, Legal Affairs, General Counsel and Secretary of the Company, dated the Closing Date (the “In-House Opinion”), to the effect that:

(i)    the Company has been duly incorporated under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii)    each of the subsidiaries of the Company specified in Annex A to the In-House Opinion (each a “Material Subsidiary”) that was formed in the United States has been duly organized and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii)    each Material Subsidiary of the Company incorporated in a jurisdiction other than the United States is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

(iv)    the shares of Common Stock and SDRs outstanding prior to the issuance of the Shares and SDRs in accordance with this Agreement have been duly authorized and are validly issued, and (in the case of Common Stock) are fully paid and non-assessable, and (in the case of SDRs) are enforceable and the persons in whose names the SDRs evidencing such Common Stock are registered are entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions;

(v)    all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are (except as disclosed in the Time of Sale Prospectus) owned directly or indirectly by the Company, and are owned free and clear of all liens, encumbrances, equities or claims;

(vi)    the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement will not contravene any provision of, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of a jurisdiction other than the United States is required for the performance by the Company of its obligations under this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement; and

(vii)    after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(f)    The Underwriters shall have received on the Closing Date an opinion of Advokatfirman Vinge KB, outside Swedish counsel for the Company, dated the Closing Date, to the effect that:

(i)    the Custodian Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

(ii)    assuming the Common Stock underlying any SDRs outstanding prior to the issuance of the Shares and SDRs in accordance with this Agreement has been duly authorized, such SDRs outstanding prior to such issuance have been duly authorized, are validly issued and are enforceable, and the persons in whose names the SDRs evidencing such Common Stock are registered are entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions;

(iii)    upon the deposit of the Shares underlying the SDRs to be delivered to the Underwriters in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDRs evidencing such Shares are registered will be entitled to the rights specified in this Agreement and the Custodian Agreement and, in the General Terms and Conditions;

(iv)    assuming the Shares have been duly authorized, when issued and delivered in accordance with the terms of this Agreement and the Custodian Agreement in the form of SDRs, such SDRs will be valid and enforceable, and the issuance of such SDRs will not be subject to any preemptive or similar rights;

(v)    the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement, will not contravene any provision of Swedish law, the rules and regulations of Nasdaq Stockholm or good stock market practice in Sweden (Sw. god sed på värdepappersmarknaden), and no further consent, approval, authorization or order of, or qualification with, any Governmental body or agency of Sweden is required for the performance by the Company of its obligations under this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement;

(vi)    the Custodian Agreement and the General Terms and Conditions conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(vii)    the statements relating to legal matters, documents or proceedings included in each of the Time of Sale Prospectus and the Prospectus under the caption “Swedish Depository Receipts” fairly summarize in all material respects such matters, documents or proceedings;

(viii)    no prospectus or other offering materials are required to be prepared, registered or used in connection with the offering of any Shares or SDRs in Sweden or listing of SDRs on Nasdaq Stockholm, on the basis of (A) that such offering is addressed solely to qualified investors (as defined in Article 2(1)(e) of the Prospectus Directive), and (B) that the listing of SDRs pursuant to this Agreement does not exceed the SDR Delivery Limit;

(ix)    no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the Kingdom of Sweden or any political subdivision or taxing authority of such jurisdiction by or on behalf of the Underwriters in connection with (A) the sale and delivery by the Company of the Shares or SDRs to or for the accounts of the Underwriters in the manner contemplated herein, (B) the deposit with the Custodian of Shares against the issuance of SDRs at the Closing Date or any relevant Option Closing Date, (C) the sale and delivery by the Underwriters of the Shares or SDRs to the initial purchasers thereof in the manner contemplated herein, or (D) the execution and delivery of this Agreement (provided that no such opinion shall be required with respect to income taxes payable by the Underwriters as a result of having a permanent establishment in Sweden); and

(x)    each subsidiary of the Company incorporated in Sweden is duly incorporated and validly existing as a corporation in good standing under the laws of Sweden and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus.

(g)    The Underwriters shall have received on the Closing Date an opinion of Skandinaviska Enskilda Banken Legal Department, counsel for the Custodian, dated the Closing Date, to the effect that:

(i)    the Custodian Agreement has been duly authorized, executed and delivered by the Custodian and, assuming the Custodian Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms;

(ii)    upon the deposit of the Shares underlying the SDRs to be delivered on the Closing Date or any relevant Option Closing Date in accordance with the provisions of this Agreement, the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDRs evidencing such Shares are registered will be entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions;

(iii)    the Custodian Agreement and the General Terms and Conditions conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv)    the statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Swedish Depository Receipts,” insofar as they purport to describe the terms and conditions of the SDRs and the provisions of the laws and documents referred to therein, are complete and accurate in all material respects; and

(v)    Shares represented by SDRs to be delivered at the Closing Date by the Company to or on behalf of the Underwriters have been duly deposited with the Custodian under and in accordance with all applicable laws and regulations.

(h)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young AB, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)    The Underwriters shall have received on the date hereof and on the Closing Date a certificate of the Chief Financial Officer of the Company in the form of Exhibit B hereto.

(k)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion of Alston & Bird LLP, U.S. outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)    an opinion of Cleary Gottlieb Steen & Hamilton, counsel for the Underwriters, dated the Option Closing Date, relating to the

Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)    an opinion of Lars Sjöbring, Executive Vice President, Legal Affairs, General Counsel and Secretary of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)    an opinion of Advokatfirman Vinge KB, Swedish outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)    an opinion of Skandinaviska Enskilda Banken Legal Department, counsel for the Custodian relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young AB, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(viii)    a certificate of the Chief Financial Officer of the Company in the form of Exhibit B hereto; and

(ix)    such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

With respect to Section 5(c)(x) above, Alston & Bird LLP may include such statements in a separate negative assurance letter and state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Sections 5(c)(x)(A)(2), 5(c)(x)(B)(1), 5(c)(x)(B)(2) and 5(c)(x)(B)(3) above, Cleary Gottlieb Steen & Hamilton LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any

amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinion of Alston & Bird LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein. The opinion of Swedish counsel for the Company described in Section 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

6.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to the Representative, without charge, 4 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many (printed or electronic) copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited services of process in any jurisdiction where it is not now subject.

(h)    To make generally available to the Company’s security holders and to the Representative as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange and the SDRs on Nasdaq Stockholm and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees, expenses and disbursements of international counsel to the Underwriter (unless the transactions contemplated by this Agreement are consummated) and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (other than of international counsel as provided for above), stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)    That the Shares offered as contemplated by this Agreement will be listed subject to issuance on the New York Stock Exchange and the SDRs offered as contemplated by this Agreement will be listed subject to issuance on Nasdaq Stockholm as of the business day following the date of the Time of Sale Prospectus.

(k)    To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering and the concurrent offering of Notes in a form consented to by Morgan Stanley & Co. LLC on behalf of the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, the Notes to be sold in the Concurrent Offering and any shares of Common Stock issuable upon conversion of the Notes, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

7.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include (but not be limited to) Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the

Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.    Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, NASDAQ Global Market, NASDAQ Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or Nasdaq Stockholm, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Sweden shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Swedish authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Entire Agreement. (a) This Agreement, together with any contemporaneous written and executed agreements and any prior written and executed agreements (to the extent not superseded by this Agreement), represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, together with any contemporaneous written and executed agreements and any prior written and executed agreements (to the extent not superseded by this Agreement), and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.    No Offering in the United States by Nordea. Notwithstanding anything to the contrary herein, it is acknowledged and agreed that Nordea Bank Abp will not participate in the solicitation, offer or sale of any Shares within or directed into the United States and will not be involved in any activities relating to the Shares within or directed into the United States.

14.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Veoneer, Inc., Attn: Lars A. Sjöbring, Executive Vice President, Legal Affairs, General Counsel and Secretary, Klarabergsviadukten 70, Section C6, Box 13089, SE-103 02, Stockholm, Sweden.

Very truly yours, Veoneer, Inc.

By:	/s/ Jan Carlson
Name:	Jan Carlson
Title:	Chief Executive Officer

Accepted as of the date hereof Morgan Stanley & Co. LLC

Acting on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Lauren Garcia Belmonte
Name:	Lauren Garcia Belmonte
Title:	Executive Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares That May Be Purchased
Morgan Stanley & Co. LLC	13,200,000	1,980,000
Nordea Bank Abp	5,400,000	810,000
Skandinaviska Enskilda Banken AB (Publ)	5,400,000	810,000

Total:	24,000,000	3,600,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued May 20, 2019

2.	Final term sheet dated May 22, 2019

II-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[●], 2019

Morgan Stanley & Co. LLC

      As representative of the several Underwriters

      named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Veoneer, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of shares (the “Shares”) of the common stock (par value US$1.00) of the Company (the “Common Stock”) and Swedish Depository Receipts (“SDRs”) evidencing such Shares.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or SDRs beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or SDRs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or SDRs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or SDRs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or SDRs or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or SDRs or any security convertible into Common Stock as a bona fide

1

gift, or (c) distributions of shares of Common Stock or SDRs or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock or SDRs except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Remainder of the page intentionally left blank]

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Very truly yours,

(Signature)

(Name)

(Address)

3

EXHIBIT B

[FORM OF CFO CERTIFICATE]

In connection with the offering by Veoneer, Inc. (the “Company”) of its shares of common stock, par value $1.00 (the “Shares”), pursuant to a preliminary prospectus dated May 20, 2019 and a final prospectus to be filed under Rule 424(b) to the Securities Act of 1933, as amended (together, the “Prospectus”), I, Mats Backman, the Chief Financial Officer of the Company, have been asked to deliver this certificate to the underwriters named in the Prospectus and, based on my examination of the Company’s financial and other records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial accounting matters, I hereby certify that:

1)

I, or members of my staff, have read the amounts marked on the attached copies of certain pages of the Prospectus attached as Exhibit A, and, with regard to these amounts, (a) compared the respective amounts with the corresponding amounts in the Company’s financial and other records and schedules or (b) recomputed the amounts based upon the amounts appearing in the Company’s financial and other records and schedules and found them to be in agreement; and

2)

I am aware that this certificate is to assist the underwriters in conducting and documenting its investigation of the affairs of the Company in connection with the offering of Shares covered by the Prospectus.

IN WITNESS WHEREOF, I have hereunto signed my name on this [●] day of [●], 2019.

Name:

Title:	Chief Financial Officer

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